Exhibit 99.1

Four Radnor Corporate Center, Suite 200

Radnor, PA 19087

Ph: (610) 687-8900 Fax: (610) 687-3688

www.pennvirginia.com

FOR IMMEDIATE RELEASE

PENN VIRGINIA CORPORATION ANNOUNCES INCREASED NET ACREAGE IN ITS

LAVACA COUNTY EAGLE FORD SHALE POSITION DUE TO

NON-CONSENT DRILLING ELECTIONS BY ITS PARTNER

RADNOR, PA (BusinessWire) December 18, 2012 – Penn Virginia Corporation (NYSE: PVA) today announced that our current 40 percent working interest partner in our Lavaca County Eagle Ford Shale acreage has elected to go non-consent on the last 17 initial unit wells we have drilled or expect to drill on this acreage. We intend to seek a partner to acquire this 40% working interest, but we have not set a timeframe nor can we give any assurance that our search will be successful.

Of these 17 initial unit wells, seven have been drilled, two are being drilled and eight remain to be drilled. Upon the drilling of each of these initial unit wells, our current 40 percent working interest partner will have no participatory rights in any subsequent wells drilled in such unit. As a result, our net Eagle Ford Shale acreage in Lavaca County will increase from approximately 9,200 acres to approximately 13,400 acres upon the drilling of all of these initial unit wells.

We expect that each of the drilling units will support up to an additional four primary development wells after the initial well. To date, our Lavaca County wells have generally met or exceeded expectations with average reserves of approximately 500 MBOE and attractive economics.

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Penn Virginia Corporation (NYSE: PVA) is an independent oil and gas company engaged primarily in the development, exploration and production of natural gas and oil in various domestic onshore regions including Texas, Oklahoma, Mississippi and Pennsylvania. For more information, please visit our website at www.pennvirginia.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, our ability to drill the proposed wells that are the subject of the non-consent, the volatility of commodity prices for oil and natural gas liquids; the projected demand for and supply of oil and natural gas liquids; reductions in the borrowing base under our revolving credit facility; our ability to contract for drilling rigs, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from estimated proved oil and gas reserves; drilling and operating risks; our ability to compete effectively against other independent and major oil and natural gas companies; leasehold terms expiring before production can be established; environmental liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; our ability to maintain adequate financial liquidity and to access adequate levels of capital on reasonable terms; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key technical employees; counterparty risk related to their ability to meet their future obligations; changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; uncertainties relating to general domestic and international economic and political conditions; and other risks set forth in our filings with the SEC.

Additional information concerning risks related to the statements made herein can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	James W. Dean

Vice President, Corporate Development

Ph: (610) 687-7531 Fax: (610) 687-3688

E-Mail: invest@pennvirginia.com